UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – registrant’s business and operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2020, with respect to the offering and sale of $750,000,000 aggregate principal amount of its 5.650% Senior Notes due 2025 (the “2025 Notes”), $1,250,000,000 aggregate principal amount of its 5.950% Senior Notes due 2030 (the “2030 Notes”), $750,000,000 aggregate principal amount of its 6.600% Senior Notes due 2040 (the “2040 Notes”) and $1,250,000,000 aggregate principal amount of its 6.600% Senior Notes due 2050 (the “2050 Notes” and, together with the 2025 Notes, the 2030 Notes and the 2040 Notes, the “Notes”), Sysco Corporation (“Sysco”) entered into an Underwriting Agreement (the “Underwriting Agreement”), with BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”).

Sysco intends to use the net proceeds from the offering of the Notes to repay outstanding borrowings under its commercial paper program and for general corporate purposes, including the redemption of up to $750.0 million in aggregate principal amount of our 2.60% Senior Notes due October 2020 (the “2020 Notes”). This Current Report on Form 8-K does not constitute a notice of redemption under the indenture governing the 2020 Notes.

The Notes are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-227056) and are described in a Prospectus Supplement dated March 30, 2020. The Notes initially are fully and unconditionally guaranteed by Sysco’s direct and indirect wholly-owned subsidiaries that guarantee Sysco’s other senior notes issued under the indenture governing the Notes or any of Sysco’s other indebtedness. Interest on the 2025 Notes will be paid semi-annually on April 1 and October 1, beginning October 1, 2020. Interest on the 2030 Notes will be paid semi-annually on April 1 and October 1, beginning October 1, 2020. Interest on the 2040 Notes will be paid semi-annually on April 1 and October 1, beginning October 1, 2020. Interest on the 2050 Notes will be paid semi-annually on April 1 and October 1, beginning October 1, 2020. The terms of the 2025 Notes are more fully described in the Thirty-Sixth Supplemental Indenture, the terms of the 2030 Notes are more fully described in the Thirty-Seventh Supplemental Indenture, the terms of the 2040 Notes are more fully described in the Thirty-Eighth Supplemental Indenture, and the terms of the 2050 Notes are more fully described in the Thirty-Ninth Supplemental Indenture, each dated as of April 2, 2020 (collectively, the “Supplemental Indentures”), among Sysco, as Issuer, the Guarantors named therein and U.S. Bank National Association (the “Trustee”), as trustee solely with respect to the Notes and any other series of Securities (as defined in the Base Indenture (as defined below)) issued thereunder, for which the Trustee may be designated from time to time as trustee, in lieu of The Bank of New York Mellon Trust Company, N.A. (“Bank of New York Mellon”). The Supplemental Indentures were entered into in accordance with the provisions of the Indenture, dated as of June 15, 1995 (the “Base Indenture”), between Sysco and Bank of New York Mellon, as amended and supplemented by the Thirteenth Supplemental Indenture, dated as of February 17, 2012, among Sysco, the Guarantors named therein and Bank of New York Mellon.

The interest rate payable on each series of Notes will be subject to adjustment from time to time if either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (or, in either case, a substitute rating agency), downgrades (or subsequently upgrades) its rating assigned to the Notes, as set forth in the Supplemental Indentures.

At Sysco’s option, any or all of the Notes may be redeemed, in whole or in part, at any time prior to maturity. If Sysco elects to redeem the Notes before the date that is three months prior to the maturity date, Sysco will pay an amount equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the date described above. If Sysco elects to redeem a series of Notes on or after the applicable date described in the preceding sentence, Sysco will pay an amount equal to 100% of the principal amount of the Notes to be redeemed. In both cases, Sysco will pay accrued and unpaid interest on the Notes redeemed to the redemption date.

The Underwriting Agreement contains customary representations, warranties and agreements of Sysco, and customary conditions to closing, indemnification rights and termination provisions.

The foregoing descriptions of the Underwriting Agreement, the Supplemental Indentures and the terms of the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Supplemental Indentures and the forms of the Notes, which are filed as exhibits to this Current Report on Form 8-K.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory and investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Affiliates of certain of the Underwriters are lenders under Sysco’s credit facility. In addition, affiliates of certain of the Underwriters are dealers under Sysco’s commercial paper program and may hold commercial paper notes thereunder. The Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to Sysco and its affiliates, for which they received or will receive customary fees and expenses. Additionally, U.S. Bank National Association, an affiliate of one of the underwriters, is trustee for the Notes.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement dated March 30, 2020 among Sysco Corporation, the Guarantors listed on Schedule I thereto, and BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule II thereto.

4.1	Thirty-Sixth Supplemental Indenture dated as of April 2, 2020 among Sysco, the Guarantors and the Trustee relating to the 2025 Notes.

4.2	Form of 5.650% Senior Note due 2025 (included as Annex A to Exhibit 4.1 above).

4.3	Thirty-Seventh Supplemental Indenture dated as of April 2, 2020 among Sysco, the Guarantors and the Trustee relating to the 2030 Notes.

4.4	Form of 5.950% Senior Note due 2030 (included as Annex A to Exhibit 4.3 above).

4.5	Thirty-Eighth Supplemental Indenture dated as of April 2, 2020 among Sysco, the Guarantors and the Trustee relating to the 2040 Notes.

4.6	Form of 6.600% Senior Note due 2040 (included as Annex A to Exhibit 4.5 above).

4.7	Thirty-Ninth Supplemental Indenture dated as of April 2, 2020 among Sysco, the Guarantors and the Trustee relating to the 2050 Notes.

4.8	Form of 6.600% Senior Note due 2050 (included as Annex A to Exhibit 4.7 above).

5.1	Opinion of Bracewell LLP.

23.1	Consent of Bracewell LLP (included in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: April 2, 2020	By:	/s/ Eve M. McFadden
Eve M. McFadden
Senior Vice President, Legal, General Counsel and Corporate Secretary